Exhibit 99.1
PRESS RELEASE

Contact:	Investors/Media:
Windrose Medical Properties Trust	The Ruth Group
Fred Farrar	Stephanie Carrington/Jason Rando
President and COO	(646) 536-7017/7025
(317) 860-8213	scarrington@theruthgroup.com
jrando@theruthgroup.com
Windrose Medical Properties Trust Announces Shareholder Approval of
Merger with Health Care REIT, Inc.
Indianapolis, Indiana, December 14, 2006 — Windrose Medical Properties Trust (NYSE: WRS) announced today that its stockholders approved the merger with Health Care REIT, Inc. (NYSE:HCN) at the special meeting of shareholders held today. On December 11, 2006, Windrose and Health Care REIT issued a combined press release announcing pro rated dividends for the period prior to the closing of the merger. The record date for the dividends will be the day prior to the closing of the merger.
Closing of the merger is expected to occur on or about December 20, 2006 and is subject to the closing conditions set forth in the merger agreement.
About Windrose
Windrose is a self-managed real estate investment trust (REIT) based in Indianapolis, Indiana with offices in Nashville, Tennessee. Windrose was formed to acquire, selectively develop and manage specialty medical properties, such as medical office buildings, ambulatory surgery centers, outpatient treatment diagnostic facilities, physician group practice clinics, specialty hospitals and treatment centers.
About Health Care REIT, Inc.
Health Care REIT, Inc., with headquarters in Toledo, Ohio, is a real estate investment trust (“REIT”) that invests in health care and senior housing properties. At September 30, 2006, Health Care REIT had investments in 477 facilities located in 37 states and managed by 58 different operators. The portfolio included 39 independent living/continuing care retirement communities, 204 assisted living facilities, 220 skilled nursing facilities and 14 specialty care facilities. More information is available on the Internet at www.hcreit.com.

Windrose Medical Properties Trust Announces Shareholder Approval of Merger with Health Care REIT, Inc.
December 14, 2006
Additional Information and Where to Find It
In connection with the proposed merger, a definitive proxy statement/prospectus was filed with the United States Securities and Exchange Commission (“SEC”) on November 9, 2006. The definitive proxy statement/prospectus was mailed to Windrose’s shareholders on or about November 13, 2006. Investors are urged to read carefully the definitive proxy statement/prospectus and any other relevant documents filed with the SEC because they contain important information. Investors can obtain the definitive proxy statement/prospectus and all other relevant documents filed by Health Care REIT or Windrose with the SEC free of charge at the SEC’s Web site www.sec.gov or, with respect to documents filed by Health Care REIT, from Health Care REIT Investor Relations at One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio, 43603-1475, 419-247-2800 and, with respect to documents filed by Windrose, from Windrose Investor Relations at 3502 Woodview Trace, Suite 210, Indianapolis, Indiana, 46268, 317-860-8875.
This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements describe, among other things, the beliefs, expectations and plans of Windrose that are not based on historical facts. These forward-looking statements concern and are based upon, among other things, the prospective merger of Health Care REIT and Windrose and the pro rated dividends. Forward-looking statements include any statement that includes words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Expected results may not be achieved, and actual results may differ materially from expectations. This may be caused by various factors, including, but not limited to: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the merger due to the failure to satisfy all conditions to completion of the merger, including receipt of third party approvals without unexpected delays or conditions; the failure to complete the merger for any other reason; other factors affecting the completion of the transaction and subsequent performance; unanticipated developments relating to previously disclosed legal proceedings, other legal proceedings that may be instituted against Health Care REIT and Windrose relating to the merger, or similar matters; changes in economic or general business conditions; issues facing the health care industry; and other risks and uncertainties described from time to time in Windrose’s public filings with the SEC. Windrose does not assume any obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.